UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2022

KEARNY FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37399	30-0870244
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KRNY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2022, Kearny Financial Corp. (the “Company”), the holding company of Kearny Bank (the “Bank”), announced that the Company’s Board of Directors promoted Keith Suchodolski (the “Executive”) to Senior Executive Vice President and Chief Financial Officer of the Company and the Bank effective July 1, 2022.  The Executive has served as the Company and Bank’s Executive Vice President and Chief Financial Officer since July 1, 2018. In addition to his current duties, the Executive will assume the responsibilities of Eric Heyer, Senior Executive Vice President and Chief Operating Officer, who previously announced his retirement effective June 30, 2022.

Employment Agreement

On June 15, 2022, in connection with the Executive’s promotion to Senior Executive Vice President and Chief Financial Officer, the Company and the Bank entered into an employment agreement, effective as of July 1, 2022, with the Executive that replaced his prior amended and restated change in control agreement with the Bank.  The employment agreement specifies the Executive’s base salary will initially be $409,107.  The Executive’s employment may be terminated for cause at any time, in which event the Executive would have no right to receive compensation or other benefits for any period after termination, except for already vested benefits.

The employment agreement has a three-year term and, commencing on the first anniversary of the agreement (which is defined as July 1 of each calendar year) and on each subsequent anniversary thereafter, the agreement may be renewed for an additional year so that the remaining term is three years, provided that the disinterested members of the board of directors of the Bank conduct a performance evaluation of the Executive and affirmatively approve the extension.  In the event of the Executive’s involuntary termination of employment for reasons other than cause, disability or death, the Executive is entitled to a severance payment equal to the Executive’s base salary for the remaining term of the agreement, payable in a lump sum and the Executive and his dependents shall remain eligible to participate in the non-taxable medical and dental insurance programs offered by the Bank to its employees for the remaining term of this Agreement, at no cost to the Executive.  In the event the Executive voluntarily resigns during the term of the employment agreement for “good reason” (as defined in the agreement), the Executive is entitled to a severance payment equal to one times the Executive’s annual base salary, payable in a lump sum.  Upon any termination of employment (except following a change in control), the Executive will be required to adhere to non-competition and non-solicitation covenants for six months.

In the event of a change in control of the Bank or the Company, followed within twenty-four (24) months by Executive’s involuntary termination of employment for any reason other than for cause, or the Executive’s termination for “good reason,” the Executive or in the event of Executive’s subsequent death, Executive’s beneficiary or estate, would be entitled to a severance payment in the form of a cash lump sum equal to three times the sum of (i) the Executive’s base salary in effect as of the date of termination, or if higher, the base salary immediately prior to the date of a change in control, plus (ii) the bonus earned by the Executive in the fiscal year immediately preceding the year in which the date of the change in control occurs, or if higher, the bonus earned in the fiscal year immediately preceding the date of a change in control.  In addition, the Executive and his dependents shall remain eligible to participate in the non-taxable medical and dental insurance programs offered by the Bank to its employees for the remaining term of this Agreement, at no cost to the Executive.

The employment agreement also provides certain death and disability benefits.

Amended and Restated Executive Life Insurance Agreement
On June 15, 2022, the Bank entered into an Amended and Restated Executive Life Insurance Agreement, effective as of July 1, 2022, with Craig Montanaro, President and Chief Executive Officer of the Company and the Bank.  The amended and restated agreement will replace the prior Executive Life Insurance Agreement dated as of August 15, 2005, as amended.
Under the agreement, in the event Mr. Montanaro dies while employed by the Bank, his beneficiary(ies) will be entitled to a death benefit, which is based on his age at death and as specified in the agreement.  If Mr. Montanaro dies after retirement (as defined in the agreement), his beneficiary(ies) will be entitled to a death benefit in the aggregate amount equal to two hundred percent (200%) times Mr. Montanaro’s highest annual base salary (not including bonus, equity compensation, deferred compensation or any other forms of compensation) at any time during the three calendar years prior to the date of retirement, plus $100,000. However, the maximum death benefit to be paid in the event of Mr. Montanaro’s death after retirement is $1.5 million. In the event of a change in control (as defined in the agreement) prior to Mr. Montanaro’s termination of employment or retirement, the death benefit shall remain in effect, until Mr. Montanaro’s death. If Mr. Montanaro terminates his employment with the Bank (for reasons other than death or prior to a change in control) prior to retirement (and prior to the occurrence of a change of control) the benefits under the agreement will cease on his last day of employment with the Bank.
The press release issued by the Company related to Mr. Suchodolski’s promotion is included in this filing as Exhibit 99.1.  The foregoing description of the employment agreement and amended and restated life insurance agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement and amended and restated life insurance agreement which are attached hereto as Exhibits 10.1 and 10.2 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No. Description

99.1	Press Release dated June 16, 2022

10.1	Employment Agreement with Keith Suchodolski

10.2	Amended and Restated Executive Life Insurance Agreement with Craig Montanaro

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.
DATE: June 15, 2022	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer